Exhibit 5.1

BEIJING	200 PARK AVENUE	MOSCOW
CHARLOTTE	NEW YORK, NEW YORK 10166	NEW YORK
CHICAGO		NEWARK
GENEVA	+1 (212) 294-6700	PARIS
HONG KONG	FACSIMILE +1 (212) 294-4700	SAN FRANCISCO
HOUSTON		SHANGHAI
LONDON	www.winston.com	WASHINGTON, D.C.
LOS ANGELES

November 27, 2013

Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, Illinois 60067

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as legal counsel to Addus HomeCare Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 7, 2013, as amended by Amendment No. 1 to the registration statement filed on the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:

(i)	shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), to be offered, issued and sold by the Company (the “Company Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”);

(iii)	warrants to purchase the Common Stock, the Preferred Stock or any combination of such securities (the “Warrants”);

(iv)	units consisting of the Common Stock, the Preferred Stock and/or the Warrants (the “Units”); and

(v)	shares of Common Stock to be offered and sold by certain selling shareholders set forth in any prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act (the “Secondary Common Stock” and together with the Company Common Stock, the Preferred Stock, the Warrants and the Units, the “Securities”).

Addus HomeCare Corporation

November 27, 2013

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Company, as in effect on the date hereof (the “Bylaws”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Company will remain validly existing and in good standing under the laws of the state of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the applicable unit agreement pursuant to which the Units will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iv) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (vi) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

With respect to the Company Common Stock, when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Company Common Stock, and the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Company Common Stock), the Company Common Stock will be validly issued, fully paid and non-assessable.

Addus HomeCare Corporation

November 27, 2013

With respect to the Secondary Common Stock, the Secondary Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

With respect to any series of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and non-assessable.

With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (v) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to (i) the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, (ii) the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and (iii) incorporation by reference into any such additional registration statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Addus HomeCare Corporation

November 27, 2013

This opinion letter is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

/s/ Winston & Strawn LLP